Exhibit 99.1



Press Release
SOURCE: Optical Communication Products, Inc.

Optical Communication Products, Inc. Announces Financial Results for Quarter ended December 31, 2003

Woodland Hills, Calif. - (Business Wire) - January 29, 2004 - Optical Communication Products, Inc. (Nasdaq: OCPI), a manufacturer of fiber optic subsystems and modules for metropolitan area, local area and storage area networks, today reported financial results for the quarter ended December 31, 2003, which is the first quarter of OCP's fiscal year ending September 30, 2004.


Revenue for the first quarter of fiscal 2004 increased 46.5% to $13.8 million from $9.4 million for the same period in fiscal 2003, and increased 32.0% compared with $10.4 million for the fourth quarter of fiscal 2003. The net loss for the first quarter of 2004 was $1.5 million compared to net loss of $1.1 million for the same period in fiscal 2003, and net loss of $2.2 million for the fourth quarter of fiscal 2003. The loss per diluted share for the first quarter of fiscal 2004 was $0.01 per share compared with a loss per diluted share of $0.01 for the same period in fiscal 2003, and a loss per diluted share of $0.02 for the fourth quarter of fiscal 2003. During the first quarter of fiscal 2004, the Company utilized approximately $1.1 million of inventory in production that had previously been written down to zero. The Company incurred a charge of $523,000 related to the valuation allowance for the tax loss carry-forward.


"We are pleased with the results that we have achieved this quarter," said Dr. Muoi Van Tran, OCP's Chairman and CEO. "Our revenue increased quite significantly compared to our revenue in the last few quarters. This gave us a good start for our new fiscal year. OCP's financial position remained strong at December 31, 2003 with approximately $132.8 million in cash, cash equivalents and marketable securities."


The current economic environment continues to limit the company's visibility with respect to its long-term revenue forecasts. In the short-term, revenue in the second quarter ending March 31, 2004 is expected to be within the range of $14.0 million to $16.0 million.


About OCP


OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. For more information visit OCP's web site at www.ocp-inc.com.


OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.7% of OCP's outstanding capital stock as of December 31, 2003.




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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:


This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the risks that the market downturn in the fiberoptic communications market will last longer than anticipated, our customers are unable to reduce their inventory levels in the near-term, and we are unable to diversify and increase our customer base. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



Contact:
Susie Nemeti, CFO
(818) 251-7100
Optical Communication Products, Inc.





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                      Optical Communication Products, Inc.
                           Statements of Income (Loss)
                      (In thousands, except per share data)
                                   (Unaudited)

                                     Three months ended December 31
                                     ------------------------------
                                          2003            2002
                                     ------------------------------



Revenue                               $   13,769       $    9,400

Cost of revenue                            8,185            6,439
                                      ----------       ----------

Gross profit                               5,584            2,961
                                      ----------       ----------
Operating expenses:
      Research and development             4,253            3,011
      Sales and marketing                  1,348              959
      General and administrative           1,596            1,309
                                      ----------       ----------

Total expenses                             7,197            5,279
                                      ----------       ----------

Loss from operations                      (1,613)          (2,318)

Other income, net                            262              592

Loss before income taxes                  (1,351)          (1,726)

Income tax expense (benefit)                 192             (587)
                                      ----------       ----------

Net loss                              $   (1,543)      $   (1,139)
                                      ==========       ==========
Basic shares                             112,338          109,523

Diluted shares                           112,338          109,523

Basic EPS                             $    (0.01)      $    (0.01)

Diluted EPS                           $    (0.01)      $    (0.01)





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                      Optical Communication Products, Inc.
                                 Balance Sheets
                        (In thousands, except share data)

ASSETS                                              December 31    September 30
                                                   -----------------------------
                                                       2003            2003
                                                   -----------------------------
                                                      (Unaudited)

Current assets:
  Cash and cash equivalents                         $   67,370     $    64,895
  Marketable securities                                 65,439          65,607
  Accounts receivable, less allowance for
  doubtful accounts:
  $458 at December 31, 2003 and $459 at
  September 30, 2003                                     7,348           6,960
  Income taxes receivable                               11,551          11,743
  Inventories                                            5,637           5,592
  Prepaid expenses and other current assets              2,656           1,342
                                                    ----------     -----------
Total current assets                                   160,001         156,139

Property, plant and equipment, net                      36,854          36,721
Marketable Securities                                                    5,048
Intangible assets                                        2,010           2,235
                                                    ----------     -----------

Total                                               $  198,865     $   200,143
                                                    ==========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                 $      471     $       471
  Accounts payable                                       1,923           1,169
  Accounts payable to related parties                    2,648           1,061
  Accrued bonus                                          2,818           4,433
  Other accrued expenses                                 2,769           3,159
  Income taxes payable                                      26              26
                                                    ----------     -----------
Total current liabilities                               10,655          10,319

Long-term debt
Other long-term liabilities                                746             864
                                                           600             600
STOCKHOLDERS' EQUITY
  Class A - common stock, $.001 par value;
    200,000,000 shares authorized, 46,358,881
    and 46,297,285 shares issued and
    outstanding at December 31, 2003 and
    September 30, 2003, respectively                        46              46
  Class B - common stock, $.001 par value;
    66,000,000 shares authorized, 66,000,000
    shares issued and outstanding at
    December 31 and September 30, 2003                      66              66
  Additional paid in capital                           132,759         132,712
  Retained earnings                                     53,993          55,536
                                                    ----------     -----------
          Total stockholders' equity                   186,864         188,360
                                                    ----------     -----------

Total                                               $  198,865     $   200,143
                                                    ==========     ===========